Exhibit 99.1

             Equinix Reports New Developments on Stock Option Grants


    FOSTER CITY, Calif.--(BUSINESS WIRE)--June 29, 2006--Equinix, Inc. (Nasdaq:EQIX) today announced that it received a grand jury subpoena from the U.S. Attorney for the Northern District of California and it intends to cooperate fully with the U.S. Attorney's Office in connection with this subpoena. The subpoena requests documents relating to Equinix's stock option grants and practices.
    As previously announced, Equinix is also currently cooperating with the Securities and Exchange Commission regarding the SEC's informal inquiry requesting documents related to Equinix's stock option grants and practices.
    Prior to receiving either of these requests, and as previously announced by Equinix on June 12th, the audit committee of the Equinix Board of Directors has been conducting an internal review and analysis of historical stock option practices and related accounting. The Company requested the internal review following the release of a third party report regarding the timing and pricing of stock option grants at a large number of public companies. Independent outside legal counsel is assisting the audit committee with this review.
    The Company also reported that it has been notified that a shareholder derivative complaint was filed in the Superior Court of the State of California, County of San Mateo on June 29, 2006. The complaint against certain current and former officers and directors alleges that since 2000 stock option grants to certain employees were awarded with exercise prices that were lower than the market price on the actual grant dates and resulted in breaches of fiduciary duties with respect to the Company's historic stock option granting practices. Equinix may be subject to other lawsuits from private plaintiffs concerning this subject area, and Equinix does not currently expect to disclose these additional lawsuits.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any internal or regulatory review of past stock option grants and practices or any litigation relating to such grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports and registration statement on Form S-3 filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com